EXHIBIT 4
                                                          Conformed Copy


                           JOINT FILING AGREEMENT


            Pursuant to Rule 13d-1(f) promulgated under the Securities Exchange Act of 1934, the undersigned hereby agree to the joint filing of this Statement on Schedule 13D including any amendments thereto.

            This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

Dated: August 14, 1995

                                    ADVANCE PUBLICATIONS, INC.


                                    By: /s/ S.I. Newhouse, Jr.
                                        Name: Donald E. Newhouse
                                        Title: Vice President and
                                               Chairman



                                    /s/ S.I. Newhouse, Jr.
                                    S.I. Newhouse, Jr.



                                    /s/ Donald E. Newhouse
                                    Donald E. Newhouse